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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             FORM 8-K CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 15, 2001
                Date of Report (Date of earliest event reported)

                        Commission File Number 000-32743


                                  TELLIUM, INC.
             (Exact name of Registrant as specified in its charter)

                  Delaware                                 22-3509099
(State or other jurisdiction of incorporation   (IRS Employer Identification Number)
               or organization)


                                2 Crescent Place
                        Oceanport, New Jersey 07757-0901
                                 (732) 923-4100
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (301) 215-8300

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Item 5.  Other Events

     On November 15, 2001, Tellium issued a press release to announce that it filed a registration statement (Form S-8/S-3) with the U.S. Securities and Exchange Commission (SEC) on November 14, 2001 that permits shares of Tellium common stock to be resold in the public markets. Lock-up agreements with the underwriters of Tellium's May 17, 2001 initial public offering of common stock expired on November 13, 2001.

     In the filing, Tellium registered 18.5 million shares. Of these, approximately 14.7 million shares are held by Tellium's current management team. The Tellium management team members have signed new lock-up agreements with the company to extend the lock-up period for their shares for an additional 75 days, until after the company announces fourth quarter 2001 results. The registration also includes 1.7 million shares under a new Tellium stock incentive plan that is reserved for future issuances to Tellium employees. The remaining portion is held by former affiliates of Tellium.

     In a separate filing, Tellim registered an additional 3.1 million options held by members of the management team. Those options are also subject to the extended lock-up.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       TELLIUM, INC.


Dated: November 15, 2001


                                       By: /S/ Michael J. Losch
                                           ------------------------
                                           Michael J. Losch
                                           Chief Financial Officer